UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): March 8, 2021

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Nevada
(State or Other Jurisdiction of Incorporation)

001-33245			04-3850065
(Commission File Number)			(I.R.S. Employer Identification No.)

10375 Professional Circle
	Reno,	Nevada
(Address of Principal Executive Offices)

89521
(Zip Code)
Registrant’s telephone number including area code: (888) 682-6671
No change since last report
(Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EIG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
        Compensatory Arrangements of Certain Officers.
On March 8, 2021, Employers Holdings, Inc. (the “Company”) and Douglas D. Dirks, President and Chief Executive Officer of the Company, entered into a Separation and Release Agreement (the “Separation Agreement”). In consideration of Mr. Dirks’ contributions to the Company and in lieu of Mr. Dirks’ participation in the Company’s 2021 long-term equity incentive program pursuant to that certain Amended and Restated Employment Agreement by and between Employers Holdings, Inc. and Douglas D. Dirks, dated November 7, 2018, and effective as of January 1, 2019 (the “Employment Agreement”), the Company has agreed to provide additional acceleration of Mr. Dirks’ outstanding restricted stock unit (“RSU”) and performance share (“PSU”) awards, subject to certified corporate performance. A brief description of background and the terms and conditions of the Separation Agreement is provided below.
On June 7, 2020, Mr. Dirks informed the Board of Directors of the Company of his intention to retire as the Company’s president and chief executive officer effective April 1, 2021. Pursuant to the terms of the Employers Holdings, Inc. Amended and Restated Equity and Incentive Plan as amended and restated effective April 1, 2020 (the “Incentive Plan”) and the Award Agreements (as defined in the Incentive Plan) governing Mr. Dirks’ outstanding RSU and PSU awards, Mr. Dirks is entitled to retirement vesting equal to fifty percent (50%) of all unvested RSUs and a pro-rated number of unvested PSUs, based on number of months employed during the relevant performance period and subject to certified corporate performance (the “Retirement Vesting”). Further, pursuant to the terms of Employment Agreement, Mr. Dirks is eligible to participate in all incentive compensation, retirement, supplemental retirement, and deferred compensation plans, policies and arrangements that are provided generally to other senior officers of the Company, which would include new long-term equity incentive grants of RSUs and PSUs in March 2021. In lieu of the 2021 equity awards that would normally be granted to Mr. Dirks, and subject to Mr. Dirks’ execution of the Separation Agreement, the Company determined that it was in the best interests of the Company to provide additional acceleration of all of Mr. Dirks’ outstanding RSUs and PSUs, subject to certified corporate performance and after taking into account the Retirement Vesting. All other terms of the applicable Award Agreements, including timing of settlement of the Awards (as defined in the Incentive Plan) remain unchanged.
The Separation Agreement is a condition for Mr. Dirks to receive the additional retirement benefits described above. The Separation Agreement contains various restrictive covenants, including covenants relating to non-disclosure, non-competition, non-solicitation, confidentiality and cooperation that will remain in effect for their stated duration.
The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits
Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Separation and Release Agreement dated March 8, 2021 between Employers Holdings, Inc. and Douglas D. Dirks.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	March 8, 2021	/s/ Lori A. Brown
Lori A. Brown
Executive Vice President, Chief
Legal Officer and General Counsel